UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 22, 2020
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

Title of each class	Name of each exchange on which registered	Ticker Symbol
Common stock, $0.01 par value	New York Stock Exchange	ALK

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 1.01  Entry into a Material Definitive Agreement

On April 23, 2020, Alaska Air Group, Inc. (Alaska) and its subsidiaries Alaska Airlines, Inc. and Horizon Air Industries, Inc. finalized agreements with the U.S. Department of the Treasury and accepted full disbursement of funds through the Payroll Support Program (PSP) under the Coronavirus Aid, Relief and Economic Security (CARES) Act.

Under the PSP and the agreements entered into, Alaska Airlines and Horizon Air have received $992 million to be used exclusively toward continuing to pay employee salaries, wages and benefits. Of this amount, $267 million takes the form of a senior term loan with a 10-year term, bearing an interest rate of 1% in years 1–5, and SOFR + 2% in years 6–10. The loan is prepayable at par at any time. The PSP proceeds were deposited into an account which will be drawn down over time for payroll expenses. That account and the balance of the proceeds will serve as the only collateral for the loan. As additional taxpayer protection required under the PSP, we granted the Treasury Department 846,748 warrants to purchase Alaska Air Group (ALK) common stock at a strike price of $31.61, based on the closing price on April 9, 2020. The warrants are non-voting, freely transferable, and may be settled as net shares or in cash at Alaska’s option.

As a condition to receiving PSP funds, Alaska Airlines and Horizon Air agreed to refrain from conducting involuntary furloughs or reducing employee rates of pay or benefits through September 30, 2020, to limit executive compensation through March 24, 2022, and to maintain certain air service as required by the Department of Transportation pursuant to its authority under the CARES Act. Alaska Air Group agreed to continue suspension of dividends and share repurchases until September 30, 2021.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described under Item 1.01 above “Entry into a Material Definitive Agreement” is incorporated herein by reference.

ITEM 7.01.  Regulation FD Disclosure

On April 22, 2020, Alaska Air Group also obtained $50 million in secured financing. Following the funding of the secured financing and PSP funds, Alaska Air Group had cash and short-term investments of approximately $2.9 billion.

Alaska Air Group issued a press release on April 23, 2020. The press release is included herein as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01  Financial Statements and Other Exhibits
(d) Exhibits.

Exhibit 99.1	Alaska Air Group Press Release
104	Cover Page Interactive Data File - embedded within the Inline XBRL Document

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: April 23, 2020

/s/ CHRISTOPHER M. BERRY
Christopher M. Berry
Vice President Finance and Controller